SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): December 24, 2008
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01— ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On December 24, 2008, Ashford Hospitality Trust, Inc. (the “Company”), Ashford Hospitality Limited Partnership, the Company’s operating partnership, and several subsidiaries of the Company entered into that certain Third Amendment to Credit Agreement (the “Amendment”), dated December 24, 2008, with the lenders party thereto and Wachovia Bank, National Association, as agent and secured party, further amending various terms of the Credit Agreement between these same parties dated as of April 10, 2007 (the “Credit Agreement”). The amendments to the Credit Agreement included:
•	The revolving loan commitment was reduced to $250 million from $300 million.

•	The fixed charge coverage ratio applicable to the Company was reduced to 1.25x, effective from the date of the Amendment until March 31, 2011, at which time the ratio increases to 1.35x.

•	The maximum leverage ratio applicable to the Company was reduced to 65% from 75%.

•	The grid pricing applicable to the revolving loan was adjusted upward to reflect a range in applicable margins from 275 basis points to 350 basis points.

•	The dividend payable to holders of the Company’s common stock was suspended through 2009, other than with respect to dividends required to be paid to maintain the Company’s REIT status.
     In addition to the above mentioned terms, several other provisions related to fees and covenants applicable to the Company were also revised pursuant to the Amendment. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, as amended and incorporated herein by reference to Exhibit 10.33.4.5 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 13, 2007, and the Third Amendment to Credit Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.
ITEM 7.01— REGULATION FD DISCLOSURE
     On December 26, 2008, the Company issued a press release announcing the execution of the Amendment by the Company. In addition, the press release announced that the Board of Directors of the Company had suspended the dividend payable to holders of the Company’s common stock and declared a dividend for the fourth quarter ended December 31, 2008, of $0.14 per share, for the Company’s Series B Convertible Preferred Stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (b) Exhibits

10.1	Third Amendment to Credit Agreement, dated as of December 24, 2008, by and among Ashford Hospitality Trust Limited Partnership, Ashford Hospitality Trust, Inc., the Grantors party thereto, the Lenders party thereto, and Wachovia Bank, National Association.

99.1	Press Release of the Company, dated December 26, 2008, furnished under Item 7.01.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 29, 2008

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer